Exhibit 10.57

Dated: March 1, 2005

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
No. 1	$1,000,000

DIVERSIFIED CORPORATE RESOURCES, INC.

LINE OF CREDIT PROMISSORY NOTE

     This Line of Credit Promissory Note (this "Note") is issued by Diversified Corporate Resources, Inc., a Texas corporation (the "Obligor"), to the James R. Colpitt Trust (the "Holder").

     FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its registered assigns the principal sum of $1,000,000, together with accrued interest on the following terms:

     1.     Funding. Subject to the terms of this Note, the Holder shall loan the Obligor up to $1,000,000. Funding shall occur within 3 business days from the Holder's receipt of a written draw request from an authorized officer of the Obligor. The Obligor shall have the right, but shall not be required, to from time to time make partial repayment of the outstanding principal balance hereof prior to maturity, and in such event, the Obligor shall have the right to request re-advancement of such repayments in accordance with the terms hereof. Notwithstanding any other provision of this Note, a condition precedent to the Holder's obligation to loan the Obligor additional amounts under this Note shall be (i) the Holder's receipt of any financial information of the Obligor reasonably requested by the Holder, and (ii) the Holder's determination, in its sole but reasonable discretion, that the Obligor's financial condition has not declined materially from the date hereof.

     2.      Payments. Payments of principal and interest (interest shall be calculated as set forth in the following section) on the outstanding principal balance advanced to the Obligor shall be due and payable in a single installment on March 1, 2006 (the "Maturity Date"); provided, however, that the Obligor shall have the right, on or before the Maturity Date, if an Event of Default does not exist at such time, upon payment of an extension fee to the Holder in an amount equal to 5% of the then-outstanding principal balance of the Note, to extend the Maturity Date to March 1, 2007. This Note may be prepaid at any time without penalty. All payments made hereunder shall be credited first to accrued and unpaid interest, and the balance, if any, to principal. Prepayment in whole shall be accompanied by an amount of interest equal to the interest accrued thereon to the date of receipt of such prepayment in immediately available funds.

     3.      Interest. the origination fee of $2,000 has been paid to the Holder prior to the date of this Note. Commencing on March 1, 2005, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to twelve percent (12.0%). Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.

     4.      Warrants. For each draw request that the Holder funds under this Note, the Obligor shall issue the Holder a warrant to purchase 0.25 shares of the Obligor's common stock ("Common Stock") for each $1.00 loaned on such funding date, rounded down to the nearest share to avoid fractional shares, with an exercise price equal to $.02 above the closing market price of the Common Stock on the trading day of such funding, and such warrants shall each expire three years from their respective issuance dates. Each time that the funding of a particular draw equals or exceeds $150,000, including the initial funding of $150,000 that the Holder has provided as of the date of this Note (the "Initial Funding"), the Obligor shall issue the holder an additional warrant to purchase an aggregate of 25,000 shares of Common Stock, under the same terms as the warrant required under the preceding sentence.

     5.      Guaranty/Security/Transaction Fee. J. Michael Moore, the Chairman and CEO of Obligor (the "Guarantor"), hereby guarantees all of the Obligor's obligations to the holder under this Note, including the Initial Funding; provided, however, that the Guarantor's liability shall be solely in rem, Guarantor will have no personal liability for the Obligor's obligations under the Note under any circumstances, and Guarantor's obligations under this Section 5 shall be fully satisfied by the collateral pledged to the Holder under that certain Security Agreement (so called herein) between the Holder and Guarantor, executed in connection with this Note. In addition, the Guarantor hereby transfers to the Holder, as a transaction fee, a 2.5% working interest in the Winchester C oil well, a/k/a the Yahwah Farms Partnership (in addition to the 20.0% working interest pledged as collateral under the Security Agreement), the lease of which is attached to the Security Agreement. The Guarantor agrees to take such actions, including the execution of additional documents, as are necessary to transfer such interest to the Holder.

     6.      Event of Default. An "Event of Default", wherever used herein, means default in the payment of the principal of, interest on or other charges in respect of this Note, as and when the same shall become due and payable.

     7.      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) three (3) days after mailing, when sent by registered or certified U.S. Mail, postage prepaid, return receipt requested; or (iii) one (1) Business Day (defined below) after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to Obligor:	Diversified Corporate Resources, Inc.
Search Plaza
10670 N. Central Expwy., Suite 300
Attn: J. Michael Moore, CEO

With Copy to:	J. Paul Caver, Esq. The Caver Law Firm 2724 Routh Street Dallas, Texas 75201

If to the Holder:	The James R. Colpitt Trust
___________________
___________________

With Copy to:	____________________ ____________________ ____________________

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     8.      Definitions. For the purposes hereof, the following terms shall have the following meanings:

      "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

      "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     9.      If this Note is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

     10.      This Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of laws thereof. Venue for any action arising hereunder shall be proper exclusively in Dallas County, Texas.

     11.      Should any litigation be commenced between the parties hereto or their personal representatives concerning any provision of this Note or the rights and duties of any person in relation thereto, the party prevailing in such litigation shall be entitled to, in addition to such other relief that may be granted, its reasonable attorneys' fees and costs in such litigation.

     12.      Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

     13.      If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

     14.      Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     15.      No Usury. The Obligor does not intend or expect to pay, nor does the Holder intend or expect to charge, collect, or accept, any interest greater than the highest legal rate of interest that may be charged under any applicable law. Should the acceleration hereof or any charges made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by the Holder, and any such excess shall be credited by the Holder to the principal balance hereof.

[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Obligor and the Guarantor have each executed this Line of Credit Promissory Note as of the date first set forth above.

THE OBLIGOR: DIVERSIFIED CORPORATE RESOURCES, INC. By: /s/ J. Michael Moore J. Michael Moore Chief Executive Officer
THE GUARANTOR: /s/ J. Michael Moore J. Michael Moore

SECOND AMENDMENT

TO

LINE OF CREDIT PROMISSORY NOTE

This Second Amendment to Line of Credit Promissory Note (this "Second Amendment") is dated July 15, 2005, by and among Diversified Corporate Resources, Inc., a Texas corporation (the "Obligor") and the James R. Colpitt Trust (the "Holder").

WHEREAS, the Obligor has issued the Holder a Line of Credit Promissory Note, dated March 1, 2005, as amended by that certain First Amendment (so called herein) dated March 10, 2005 (the "Note");

WHEREAS, the Obligor and the Holder desire to amend the Note, as set forth herein.

NOW THEREFORE, in consideration of the following good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises and agreements herein contained, including the recitals set forth hereinabove, the parties agree as follows:

1. The maximum borrowing under the Note shall be increased from $1,000,000 to $1,500,000;

2. Except as expressly amended hereby and by the First Amendment, the Note remains in full force and effect. Capitalized terms that are not defined herein shall have the same meaning assigned to them in the Note.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date first above written.

This Second Amendment to Line of Credit Promissory Note may be executed in one or more identical counterparts, including by facsimile signature, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

OBLIGOR:

DIVERSIFIED CORPORATE RESOURCES, INC.

By: /S/ J. Michael Moore

Name: J. Michael Moore

Title: Chief Financial Officer

HOLDER:

JAMES R. COLPITT TRUST

By: /S/ James R. Colpitt

James R. Colpitt, Trustee